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                                                                  Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated January 24, 2000 (except with respect to the matters discussed in Note 6(a) and 7(b) as to which the dates are March 10, 2000 and February 22, 2000) (and to all references to our Firm) included in or made a part of this registration statement.


                                                /s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
November 3, 2000